Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Avient Announces Pricing of $650 Million 6.250% Senior Notes due 2031

CLEVELAND, September 5, 2024 – Avient Corporation (NYSE: AVNT) (“Avient”) today announced the pricing of its previously announced offering of $650 million in aggregate principal amount of senior notes due 2031 (the “notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will bear interest at an annual rate of 6.250% and will be issued at a price of 100.000% of their principal amount. The closing of the notes offering is expected to occur on September 19, 2024, subject to customary closing conditions.

Avient intends to use the net proceeds from the offering, together with cash on hand, to redeem all of its outstanding 5.75% senior notes due 2025 (the “2025 senior notes”) and pay related fees and expenses.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This news release does not constitute a notice of redemption pursuant to the terms of the 2025 senior notes.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable materials solutions that transform customer challenges into opportunities, bringing new products to life for a better world.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; our ability to achieve strategic objectives and successfully integrate acquisitions, including the implementation of a cloud-based enterprise resource planning system, S/4HANA; other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts, and any recessionary conditions; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 under Item 1A, “Risk Factors.”

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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Investor Relations Contact:

Giuseppe (Joe) Di Salvo

Vice President, Treasurer and Investor Relations

Avient Corporation

+1 440-930-1921

Giuseppe.DiSalvo@avient.com

Media Contact:

Kyle G. Rose

Vice President, Marketing and Communications

Avient Corporation

+1 440-930-3162

kyle.rose@avient.com